Connecticut Water Service, Inc.
2011 Annual Meeting
of Shareholders
May 12, 2011

Forward Looking Statements
Except for the historical statements and
discussions, some statements contained in this
report constitute “forward looking statements”
within the meaning of Section 27A of the Securities
Act of 1933 and Section 21E of the Securities
Exchange Act of 1934. These forward looking
statements are based on current expectations and
rely on a number of assumptions concerning future
events, and are subject to a number of
uncertainties and other factors, many of which are
outside our control, that could cause actual results
to differ materially from such statements.

2010 Recap
2010 - $66.4M
2009 - $59.4M
Revenue
2010 - $239.7M
2009 - $201.0M
Rate Base
Net Income
2009 - $10.1M
2010 - $9.8M

2010 Performance

Water Utility Peer Group
2008-2010

Water Utility Peer Group
2006-2010

Regulatory Results
• July 2010 Decision
 – Received $8.0 million
 – 100% of Capital Investment
 Allowed
 – No Stay-out Provision
• WICA Surcharge
 – 1.69% Additional Increase
 in January 2011
 – Next Filing - Fall 2011

Capital Expenditures
* 2011 Projected

Financial Priorities
• Growth
 – Acquisitions
 – Capital Investment
 – Unregulated - Leverage Strength
• Manage Costs
• Capital Remains Available

1st Quarter EPS
2011 vs 2010
EPS

Connecticut Water Service, Inc.
2011 Annual Meeting
of Shareholders
May 12, 2011

Water Touches Everything
We Care About…

Water Touches Everything
We Care About…

Water Touches Everything
We Care About…

Water Touches Everything
We Care About…

• Honesty
• Trust
• Respect
• Service
• Teamwork
• Positive Attitude
• Communication
• Accountability

• Organized in 1956
• 55 Towns
• Serving 300,000 people
 – 90% Residential
• 199 Employees
Your Company…

Our Strategy…

• High Quality Water
• Reliable
• Efficient
• Responsive &
 Courteous Service
Customer Strategy

• EPA Partnership Award
• H2O Assistance Program
• > 90% Customer Satisfaction
 – World Class ! - 5 years
• Public Officials @ 92.9%
Customer Service

New Web site
www.ctwater.com

Social Media
Facebook, Twitter, YouTube

• Corporate Responsibility Committee
• Open Space Land Strategy
• Forest Management Plans
• Water Supply Planning
 – Forecast & Plan supply for next 50 years
• Hybrid vehicles, videoconferencing, energy efficiency
Environmental Stewardship

• Water for People
• United Way
• Special Olympics
• SARAH
• The Kate (Old Saybrook)

• Infrastructure Investment
 and Recovery
• Acquisitions
• Service Offerings
Growth Strategy

Water Main Replacement
• 1500 miles of pipe

• Infrastructure Investment
 – 5% annual cap
 – 7.5% maximum adjustment
• $13 - 15 million in
Capital Expenditure
• Current surcharge - 1.69%

• Water & Waste Water
 – Connecticut
 – New England
 – Atlantic Coast States
• Fair Regulation
• 61 Acquisitions in 21 years

• Hawk’s Nest - Old Lyme
 – Agreement reached
 (pending DPUC approval)
• Green Springs Water Co. - Madison
 – Completed March 2011

• 80 client contracts
 – O&M
 – Compliance Reporting
• University of Connecticut

Linebacker® Plans
Service Line Protection
Sewer/Septic Lines
Home Plumbing
2010
2009
2008
2007
2006
2005

• Employer of choice
• Our Culture…Values based
• Employee Satisfaction
 – Exec Comp Metric
• “Satisfied Employees
 Satisfy Customers”
Employee Strategy

Shareholder Strategy
• Strong Dividend Yield
• High Earnings Quality
• Strong Balance Sheet

Performance
• Total Shareholder Return
 – Ranked #1 - 2008 - 2010
 – Ranked #2 - 2006 - 2010
• Dividends
 – Yield 3.7%
 – Paid since 1956
 – Increased 41 years

Analysts Remarks…
• “Boasting a stable business model, steadily growing dividends, and low stock price volatility, Connecticut Water is a compelling story for investors…” (Janney, April 2011).
• Rate relief and operating discipline drive significantly improved EPS in 1Q11.
 (Baird, May 2011).
• CTWS posted FQ1 quarter earnings solidly above B&S and consensus estimates…we note CTWS strong management team and 3.7% dividend yield. (Boenning, May 2011).

Thank you for your support
Your Questions & Feedback…